EXHIBIT 99(g)(11)

              IN THE UNITED STATES DISTRICT COURT
             FOR THE NORTHERN DISTRICT OF ALABAMA
                       SOUTHERN DIVISION




BIG B, INC.,                   )
                               )
     Plaintiff,                )
                               )
     vs.                       )        Civil Action No.
                               )
REVCO D.S., INC., ET AL.,      )           96-AR-2496-S
                               )
     Defendants                )



                             ORDER

          In accordance with the stipulation of dismissal filed on November 7, 1996 by the parties in the above styled cause, the action is hereby DISMISSED WITHOUT PREJUDICE, the court retaining jurisdiction for the limited purpose of amending the dismissal to substitute the words "with prejudice" for the words "without prejudice" when and if not notified by the plaintiff.

          The parties shall bear their own respective costs.

          Done this 8th day of November, 1996.


                              /s/ William M. Acker, Jr.
                              ------------------------------
                              WILLIAM M. ACKER, JR.
                              UNITED STATES DISTRICT JUDGE